Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group, plc on Form S-8 of our report dated June 13, 2006 appearing in this Annual Report on Form 11-K of Hill and Knowlton Retirement and 401k Savings Plan for the year ended December 31, 2005.

/s/ Bencivenga Ward & Company CPAs, PC

Valhalla, New York
June 28, 2006